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Exhibit 23.1

Accountants' Consent

Board of Directors
Gold Banc Corporation, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-74594, 333-80751, 333-78871 and 333-34152) on Form S-8 of Gold Banc Corporation, Inc. of our report dated April 15, 2003 relating to the consolidated balance sheets of Gold Banc Corporation, Inc. as of December 31, 2002, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period then ended, which report appears in the Annual Report on Form 10-K/A for the year ended December 31, 2002 of Gold Banc Corporation, Inc. Our report refers to a change in the method of accounting for goodwill and other intangible assets in 2002.

        Our report dated April 15, 2003 contains an explanatory paragraph that refers to a restatement of the consolidated financial statements for 2001 and 2000.

/s/ KPMG LLP

Kansas City, Missouri
April 15, 2003

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  Exhibit 23.1
Accountants' Consent